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                                                                       EXHIBIT 5



                                 April 23, 1999


MMI Products, Inc.
515 West Greens Road, Suite 710
Houston, Texas 77067

Ladies and Gentlemen:

        We have acted as counsel to MMI Products, Inc. (the "Issuer"), in connection with the preparation and filing by the Issuer of a Registration Statement on Form S-4 (Registration No. 333-________) (the "Registration Statement") filed with the Securities and Exchange Commission on April 23, 1999, under the Securities Act of 1933, as amended (the "Act"), relating to the Issuer's $30,000,000 aggregate principal amount of 11 1/4% Series B Senior Subordinated Notes due 2007 (the "Registered Notes") that are to be issued in exchange for a like principal amount of the issued and outstanding 11 1/4% Series C Senior Subordinated Notes due 2007 (the "Outstanding Notes") of the Issuer. The Issuer proposes to offer, upon the terms set forth in the prospectus contained in the Registration Statement, to exchange $1,000 principal amount of Registered Notes for each $1,000 principal amount of Outstanding Notes (the "Exchange Offer"). The Registered Notes will be issued under the Indenture (the "Indenture"), dated as of April 16, 1997, by and among the Issuer and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"). Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein as so defined.

        In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the form of the Registered Notes set forth in the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuer and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuer.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Registered Notes have been duly authorized by the Issuer for issuance and, when executed by the Issuer and authenticated by the Trustee in accordance with the terms of the Indenture, and delivered in exchange for the Outstanding Notes in accordance with the Exchange Offer, will be legal, valid and binding obligations of the Issuer, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent




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conveyance, reorganization, moratorium and similar laws affecting creditors'
rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        The opinion expressed herein is limited to the laws of the State of New York and the corporate Laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.



                                            Very truly yours,



                                            /s/ Weil, Gotshal & Manges LLP


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